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                                                                   EXHIBIT 10.22

                               SEVERANCE AGREEMENT

         Agreement made on January 5 1998, between Gadzooks, Inc., a Texas corporation (the "Company"), and James F. Wimpress ("Executive").


                                    RECITALS

         A.       Executive is currently employed by the Company.

         B. The Company and Executive desire to enter into certain agreements providing for certain events upon the termination of the Executive's employment with the Company.

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Termination by the Company without Cause. The Company may at any time terminate Executive's employment without Cause (as defined below) by giving Executive notice of the effective date of termination (which effective date may be the date of such notice). In the event of such termination without Cause, and after the Executive has accumulated six months of continuous service, the Company shall have the continuing obligation to make payments of base salary at the rate in effect at the effective date of such termination for a period of six (6) months following the effective date of such termination.

                  2. Termination by the Company for Cause. The Company shall have the right to terminate Executive's employment at any time for any of the following reasons (each of which is referred to herein as "Cause") by giving Executive written notice of the effective date of termination (which effective date may be the date of such notice):

                           (A)      any habitual neglect of duties;

                           (B) any failure to follow any legal directives of
Gadzooks' Chief Executive Officer, which directive is consistent with your position and duties;

                           (C) any act of fraud or dishonesty by you which
results, or is intended to result in financial, economic or reputation harm to the Company or any of its business;

                           (D)      any commission of a felony

                           (E)      any breach of material Company policy

                           If the Company terminates Executive's employment for
any of the reasons set forth above in this Section 2, the Company shall have no further obligations hereunder from and after the effective date of termination and shall have all other rights and remedies available under this or any other agreement and at law or in equity.

                  3. Change of Control. In the event of the sale of all or substantially all of the Company's assets, or the company's merger with or into another corporation, any of the Executive's stock options, which are then outstanding but unexercisable, shall immediately become fully vested prior to the event.


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                  4. Voluntary Termination by Executive. In the event that
Executive's employment with the Company is terminated by Executive, the Company shall have no further obligations hereunder from and after the date of such termination.

                  5. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.


                                       GADZOOKS, INC.



                                 By:   /s/ Gerald R. Szczepanski
                                     -------------------------------------------
                                                 Name

                                 Title: Chief Executive Officer and President
                                        ----------------------------------------
                                                 Title

                                        /s/ James F. Wimpress
                                        ----------------------------------------
                                               [Executive]